UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 16, 2011

Ormat Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State of Incorporation)

001-32347	No. 88-0326081
(Commission File Number)	(I.R.S. Employer Identification No.)

6225 Neil Road, Reno, Nevada	89511-1136
(Address of Principal Executive Offices)	(Zip Code)

(775) 356-9029

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Item 9.01	Financial Statements and Exhibits

Signatures

Exhibit Index

Exhibit 99.1 Press Release of the Company dated December 22, 2011.

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01.	Other Events.

On December 16, 2011, Ormat Nevada Inc. and ORNI 16 LLC, respectively a direct and indirect wholly-owned subsidiary of the Company, entered into a Termination Agreement with Nevada Power Company, d/b/a NV Energy. Pursuant to the Termination Agreement, NV Energy and ORNI 16 LLC agreed to terminate the long term firm power purchase agreement for the Carson Lake project which was entered into between ORNI 16 LLC, as seller, and NV Energy, as Buyer, in August 2006 (as amended, the “PPA”). Also pursuant to the Termination Agreement, NV Energy and ORNI 16 LLC agreed to terminate the joint ownership agreement with respect to the Carson Lake project, which the parties entered into in March, 2008 (the “JOA”).

In consideration for NV Energy’s execution of the Termination Agreement, ORNI 16 LLC made a termination payment to NV Energy in the amount of $1,685,400. Upon termination of the PPA and the JOA pursuant to the Termination Agreement, both parties are released from any further obligations under such agreements.

The Company will record the termination payment as an expense in its fourth quarter financial statements, and is continuing the work at the Carson Lake project.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1        Press Release of the Company dated December 22, 2011.

Safe Harbor Statement

Information provided in this report on Form 8-K may contain statements relating to current expectations, estimates, forecasts and projections about future events that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to the Company’s plans, objectives and expectations for future operations and are based upon its management’s current estimates and projections of future results or trends. Actual future results may differ materially from those projected as a result of certain risks and uncertainties. For a discussion of such risks and uncertainties, see “Risk Factors” as described in Ormat Technologies, Inc.’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORMAT TECHNOLOGIES, INC.

By	/s/ YEHUDIT BRONICKI
Name:	Yehudit Bronicki
Title:	Chief Executive Officer

Date: December 22, 2011

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release of the Company dated December 22, 2011.

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